                                                                         SUMMONS


               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


WILLIAM CHAFFIN and                                     (     CIVIL ACTION NO. 16211-NC
MARCIA CHAFFIN,                                         (
                                                        (              SUMMONS
                                  Plaintiffs,           (
                                                        (
VS.                                                     (
                                                        (
NEWTON E. DUDNEY, M.D., TITUS H.                        (
HARRIS, JR., JOHN W. LYONS, JR.,                        (
CARL V. RUSH, JR., G. STACY SMITH,                      (
and THE GNI GROUP, INC.                                 (
                                                        (
                                  Defendants            (



TO THE SPECIAL PROCESS SERVER

YOU ARE COMMANDED:

         To Summon the above named defendants so that within 20 days after service hereof upon defendants, exclusive of the day of service, defendants shall serve upon Norman M. Monhait, Esq., plaintiff's attorney whose address is P.O. Box 1070, Wilmington, DE 19899-1070 an answer to the complaint.

         To serve upon defendants a copy hereof and of the complaint.

TO THE ABOVE NAMED DEFENDANTS:

         In case of your failure, within 20 days after service hereof upon you, exclusive of the day of service, to serve on plaintiff's attorney named above an answer to the complaint, judgment by default will be rendered against you for the relief demanded in the complaint.

Dated:  March 3, 1998                   /s/ Diane M. Kempski
        --------------------------      ----------------------------------------
                                        Register in Chancery




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               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


WILLIAM CHAFFIN and MARCIA                              (
CHAFFIN, on behalf of themselves and                    (
all others similarly situated,                          (
                                                        (
                                  Plaintiffs,           (
                                                        (
- against -                                             (
                                                        (
NEWTON E. DUDNEY, M.D., TITUS H.                        (
HARRIS, JR., JOHN W. LYONS, JR.,                        (
CARL V. RUSH, JR., G. STACY SMITH,                      (
and THE GNI GROUP, INC.                                 (
                                                        (
                                  Defendants.           (

                                                             C.A. No. 16211-NC
                             CLASS ACTION COMPLAINT

         Plaintiffs, by and through their attorneys, allege the following upon information and belief, except as to paragraph 2 which is alleged upon personal knowledge:

                                  THE PARTIES

         1. Plaintiffs bring this action as a class action on behalf of themselves and all other stockholders of the GNI Group, Inc. ("GNI" or the "Company") who are similarly situated to void and enjoin defendants' efforts to deprive the Company's public shareholders of their equity interest in GNI at a grossly unfair and inadequate price and to usurp the benefits of the Company's growth and future prospects for defendants' own benefit.

         2. Plaintiffs are and have been at all relevant times the owners of shares of GNI common stock.

         3. Defendant GNI is a Delaware corporation with offices at 2525 Battleground Road, Deer Park, Texas 77536. GNI is a waste management services company. Through its subsidiaries, the Company provides treatment, storage, transportation and disposal of hazardous and non-hazardous liquid and solid industrial waste and by-product streams. As of February 1, 1998, the Company had 6,634,525 shares of common stock outstanding owned by approximately 400 shareholders of record.

         4. Defendant Carl V. Rush, Jr. ("Rush") is and was at all relevant times President, Chief Executive Officer and a director of the Company. Rush beneficially owned, as of August 31, 1997, 245,000 shares of the Company's outstanding stock, representing approximately 3.2% of the Company's outstanding shares. For the fiscal year ended June 30, 1997 (the "1996 Fiscal Year"), Rush received $183,250 in salary and $13,200 in bonus.

         5. Defendant Titus H. Harris, Jr. ("Harris") is and was at all relevant times Chairman of the Board, a director, and a member of the Executive, Audit, Compensation and Nominating Committees. Harris beneficially owned, as of August 31, 1997, 269,555 shares of the Company's outstanding stock, representing 3.5% of the Company's outstanding shares. For the 1996 Fiscal year, Harris received $148,500 in salary and $6,600 in bonus.

         6. Defendant Newton E. Dudney, M.D. ("Dudney"}, is and was at all relevant times a director of GNI and a member of its Compensation and Nominating Committees. Dudney





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
beneficially owned, as of August 31, 1997, 44,959 shares of the Company's outstanding stock, representing .6% of the Company's outstanding shares.

         7. Defendant John W. Lyons, Jr. ("Lyons") is and was at all relevant times a director of the Company and a member of its Executive, Audit and Compensation Committees. Lyons beneficially owned, as of August 31, 1997, 250,000 shares of the Company's outstanding stock, representing 3.3% of the Company's outstanding shares.

         8. Defendant G. Stacy Smith ("Smith") is and was at all relevant times a director of the Company. Smith beneficially owned, as of August 31, 1997, 45,000 shares of the Company's outstanding stock, representing .6% of the Company's outstanding shares.

         9. The individual defendants identified in Paragraphs 4-8 above are hereinafter referred to as the "Individual Defendants."

         10. As directors and/or officers of GNI, the Individual Defendants are in a fiduciary relationship with plaintiffs and the other public stockholders of GNI and owe to plaintiffs and other members of the class the highest obligations of good faith, fair dealing, loyalty and full disclosure.

                            CLASS ACTION ALLEGATIONS

         11. Plaintiffs bring this action behalf of themselves and as a class action, pursuant to Rule 23 of the Rules of the Court of Chancery, on behalf of all public stockholders of GNI, and their successors in interest, who are or will be threatened with injury arising from the Individual Defendants' actions as more fully described herein (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of the defendants.





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         12.     This action is properly maintainable as a class action.

         13. The Class is so numerous that joinder of all members is impracticable. As of February 1, l998 there were approximately 6,634,525 shares of common stock outstanding, collectively held by approximately 400 stockholders of record. GNI's shares are actively traded on the NASDAQ National Market (NASDAQ). Members of the Class are scattered throughout the United States.

         14. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class member.

         15. Plaintiffs are committed to the prosecution of this action and have retained competent counsel experienced in litigation of this nature. Plaintiffs' claims are typical of the claims of other members of the Class and plaintiffs have the same interests as the other members of the Class. Accordingly, plaintiffs are adequate representatives of the Class and will fairly and adequately protect the interests of the Class.

         16. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class and establish incompatible standards of conduct for the party opposing the Class.

         17. Defendants have acted and are about to act on grounds generally applicable to the Class, thereby making appropriate final injunctive relief with respect to the Class as a whole.

                        BACKGROUND AND CLAIM FOR RELIEF

         18. On or about February 13, 1998, GNI announced in a press release that: (i) GNI (through the Individual Defendants, who constituted GNI's board of directors) had agreed to a proposed merger transaction whereby an entity called 399 Venture Partners, along with an "Investor





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
Group" comprised of certain members of GNI management (including some, if not all, of the Individual Defendants), would acquire GNI at a price of $7.00 per share (the "Merger Proposal"); (ii) certain shareholders representing 29% of the fully diluted common shares of the Company, including some, if not all, of the Individual Defendants, had executed agreements pledging to vote their shares in favor of the Merger Proposal.

         19. The February 13, 1998 press release further stated that the members of the investment group who were also part of GNI's management (i.e., some, if not all, of the Individual Defendants), would retain an equity ownership interest in the Company formed following the Merger.

         20. Moreover, the press release announcing the Merger Proposal fails to disclose the information in the possession of defendants regarding the Company's future financial prospects. In particular, GNI is currently in the middle of its third fiscal quarter and will complete that quarter in a matter of weeks; investors are not privy to the information currently in the possession of the Individual Defendants.

         21. The Merger Proposal is wrongful, unfair and harmful to Class members and represents an attempt by defendants or certain of them to aggrandize their personal and financial positions and interests, and to enrich themselves or their colleagues, at the expense of and to the detriment of Class members. In seeking to consummate the Merger Proposal, the individual defendants, some or all of whom suffer from conflicts of interest with regard to the Merger Proposal, have failed to offer a fair price or afford Class members adequate procedural safeguards, all in violation of their fiduciary obligations.





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         22.     The proposed consideration of $7.00 per share is not the
result of arms-length negotiations, and is not based upon any independent valuation of the current or projected value of GNI, but was fixed arbitrarily by defendants, as part of their plan to advance their self-interests to the detriment of the Class. The proposed consideration is grossly inadequate in view of, among other things, the market price of GNI shares prior to the announcement of the Merger Proposal (GNI's stock traded as high as $8.25 per share in the prior year) and the present and projected value of the Company and its securities.

         23. Because of the control exercised by the Individual Defendants over GNI, no third party, as a practical matter, can bid for the Company and thus, it is unlikely that other bidders will emerge for GNI.

         24. The Individual Defendants have violated fiduciary and other common law duties owed to plaintiffs and other members of the Class in that they are not exercising independent business judgement and have acted or are acting to the detriment of plaintiffs and the class in order to benefit themselves.

         25. The Individual Defendants suffer from disabling conflicts of interest in that their obligation under the circumstances to maximize shareholder value conflicts with their desire as purchasers to pay the lowest possible price per share.

         26. In connection with the Merger Proposal, it does not appear that any independent committee was established to protect the interests of GNI's public stockholders. Moreover, there is no publicly available information that suggests the Individual Defendants exposed GNI to the





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
marketplace or made any other reasonable effort to determine the highest price a third party would pay for GNI.

         27. The Individual Defendants have agreed to a $4 million termination fee, which represents approximately 9% of the transaction value. This fee is excessive, cannot constitute a reasonable estimate of costs incident to a termination, and can only be intended to deter interest from third parties who may wish to consider acquiring GNI.

         28.     Defendants' fiduciary obligations require them to:

                 (a) undertake an appropriate evaluation of any bona fide offers, and take appropriate steps to solicit all potential bids for the Company or its assets, consider strategic alternatives and otherwise maximize shareholder value;

                 (b) act independently, including requiring a vote of a majority of the minority stockholders so that the interests of GNI's public, stockholders are protected; and

                 (c) adequately ensure that no conflicts of interest exist between defendants' own interests and their fiduciary obligations to the public stockholders of GNI.

         29. As a result of the foregoing, defendants have breached and/or aided and abetted breaches of fiduciary duties owed to GNI's public stockholders.

         30. Unless enjoined by this Court, defendants will continue to breach their fiduciary duties owed to plaintiffs and the Class and will consummate the Merger Proposal, to the irreparable harm of the plaintiffs and the Class.

         31. Plaintiffs and the other members of the Class have no adequate remedy at law.





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         WHEREFORE, plaintiffs demand judgment as follows:

                 (a) Declaring this to be a proper class action and naming plaintiffs as Class representatives;

                 (b) Ordering defendants to carry out their fiduciary duties to plaintiffs and the other members of the Class, including the duties of care, loyalty, and candor;

                 (c) Granting preliminary and permanent injunctive relief against the consummation of the Merger Proposal as described herein;

                 (d) Declaring that defendants and each of them have violated their fiduciary duties to the Class and/or aided and abetted such breach;

                 (e) In the event the Merger Proposal is consummated, rescinding the transaction effected by defendants and awarding rescissionary damages;

                 (f) Ordering defendants, jointly and severally, to pay to plaintiffs and to other members of the Class all damages suffered and to be suffered by them as the result of the acts and transactions alleged herein;

                 (g) Awarding plaintiffs the costs and disbursements of the action including allowances for plaintiffs' reasonable attorneys and experts fees; and

                 (h) Granting such other and further relief as may be just and proper.





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Dated:  February 27, 1998

                                            ROSENTHAL, MONHAIT, GROSS &
                                            GODDESS, P.A.


                                            By:  Signature not legible.
                                                 ------------------------------
                                                 Suite 1401, Mellon Bank Center
                                                 P.O. Box 1070
                                                 Wilmington, DE  19899-1070
                                                 (302) 656-4433
                                                 Attorneys for Plaintiffs

OF COUNSEL:

GOODKIND LABATON RUDOFF
  & SUCHAROW LLP
100 Park Avenue
New York, NY 10017-5563
(212) 907-0700

HANZMAN CRIDEN KORGE
  & CHAYKIN, P.A.
200 South Biscayne Blvd., Suite 2100
Miami, FL 33131
(305) 579-1222





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